Exhibit 10.13

LOCK-UP AGREEMENT

LOCK-UP AGREEMENT (this “Agreement”), dated as of                     , 2013, by and among Parametric Sound Corporation, a Nevada corporation (the “Corporation”), VTB Holdings, Inc., a Delaware corporation (“VTBH”), and the undersigned (the “Securityholder”).

WHEREAS, the Corporation, Paris Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of the Corporation (“Merger Sub”), and VTBH have entered into an Agreement and Plan of Merger, dated as of August 5, 2013, as supplemented and amended (the “Merger Agreement”), providing for, among other things, the merger of Merger Sub with and into VTBH with VTBH continuing as the surviving corporation and a wholly-owned subsidiary of the Corporation (the “Merger”), effective upon the filing of a certificate of merger with the Secretary of State of the State of Delaware in accordance with the Merger Agreement (the “Effective Time”).

NOW, THEREFORE, in consideration of the promises and of the mutual consents and obligations hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

Section 1. Restrictions on Shares/Lock-Up.

(a) Prior to the earliest of (i) the date that is 6 months after the Effective Time, (ii) the date and time of the valid termination of the Merger Agreement in accordance with its terms, and (iii) such other date and time designated by mutual agreement of the Corporation and VTBH and delivered in a written notice to the Securityholder (the “Lock-Up Expiration Time”), the Securityholder shall not, directly or indirectly:

(i) transfer (except as may be specifically required by court order or by operation of law), grant an option with respect to, sell, exchange, pledge or otherwise dispose of, or encumber, (A) any shares of common stock, par value $0.001 per share, of the Corporation (the “Common Stock”) acquired by the Securityholder prior to the Lock-Up Expiration Time or (B) any securities held by or issued to the Securityholder which are convertible into or exercisable or exchangeable for shares of common stock of VTBH or Common Stock (including without limitation, securities which may be deemed to be beneficially owned by the Securityholder in accordance with the rules and regulations of the Securities and Exchange Commission and securities which may be issued upon exercise of a stock option or warrant) (collectively, the “Lock-Up Shares”);

(ii) enter into any short sale (whether or not against the box) or any purchase, sale or grant of any right (including, without limitation, any put or call option) with respect to any security (other than a broad-based market basket or index) that includes, relates to or derives any significant part of its value from the Lock-Up Shares or any other agreement that transfers, in whole or in part, any of the economic consequences of ownership of any Lock-Up Shares;

(iii) grant any proxies or powers of attorney with respect to any Lock-Up Shares, deposit any Lock-Up Shares into a voting trust, or enter into a voting agreement or similar arrangement or commitment with respect to any Lock-Up Shares or make any public announcement that is in any manner inconsistent with this Section 1; or

(iv) directly or indirectly, take any action that would make any representation or warranty contained herein untrue or incorrect or be reasonably expected to have the effect of impairing the ability of the Securityholder to perform his or her obligations under this Agreement.

(b) Notwithstanding the restrictions set forth in clause (a) of this Section 1:

(i) the Securityholder may transfer his or her Lock-Up Shares to any member of the Securityholder’s immediate family, or to a trust for the benefit of the Securityholder or any member of the Securityholder’s immediate family for estate planning purposes; provided, that, it shall be a condition to the transfer or distribution that the transferee or distributee execute an agreement, in form and substance satisfactory to the Corporation, stating that the transferee or distributee is receiving and holding such Lock-Up Shares subject to the provisions of this Agreement and that the transferee or distributee agrees to be bound by the terms and conditions of this Agreement; and

(ii) nothing contained herein will be deemed to restrict the ability of the Securityholder to exercise any options or warrants to purchase any capital stock of VTBH (or, after the Effective Time, the Corporation) held by the Securityholder prior to the Lock-Up Expiration Time.

Section 2. Miscellaneous.

(a) This Agreement shall terminate automatically at the Lock-Up Expiration Time.

(b) The Securityholder hereby represents and warrants that (i) he or she has full power and authority to enter into this Agreement, (ii) this Agreement has been duly and validly executed and delivered by the Securityholder and constitutes the legal, valid and binding obligation of the Securityholder, enforceable against the Securityholder in accordance with its terms, and (iii), upon request, he or she will execute any additional documents necessary to ensure the validity or enforcement of this Agreement. All authority herein conferred or agreed to be conferred and any obligations of the Securityholder shall be binding upon the successors, assigns, heirs or personal representatives of the Securityholder.

(c) The Securityholder agrees and consents to the entry of stop transfer instructions with the Corporation’s transfer agent and registrar against the transfer of Common Shares or securities convertible into or exchangeable or exercisable for Common Shares held by the Securityholder except in compliance with the foregoing restrictions.

(d) This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, applicable to contracts executed in and to be performed entirely within that State.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

PARAMETRIC SOUND CORPORATION:	SECURITYHOLDER:

By:
(Print Name of Securityholder)

Name:
(Signature)

Title:

VTB HOLDINGS, INC.

By:

Name:

Title: